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                           ANGELICA CORPORATION
                           EMPLOYMENT AGREEMENT
                           --------------------


               This agreement ("Agreement") has been entered into this 27th day of November, 1996, by and between Angelica Corporation, a Missouri corporation ("Company"), and Lawrence J. Young, an individual ("Executive").

                                 RECITALS

               The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its stockholders to reinforce and encourage the continued attention and dedication of the Executive to the Company as a member of the Company's management and to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility or occurrence of a Triggering Transaction (as defined below) with respect to the Company or any of its Operating Lines of Business (as defined below). The Board desires to provide for the continued employment of the Executive on terms competitive with those of other corporations, and the Executive is willing to rededicate himself and continue to serve the Company.
Additionally, the Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a potential or pending
Triggering Transaction and to encourage the Executive's full attention and dedication to the Company currently and in the event of any potential or pending Triggering Transaction, and to provide the Executive with compensation and benefits arrangements upon any breach of this Agreement by the Company or upon a termination of employment either immediately prior to or after a Triggering Transaction which ensure that the compensation and benefits expectations of the Executive will be satisfied. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

                         IT IS AGREED AS FOLLOWS:

SECTION 1:     DEFINITIONS AND CONSTRUCTION.

               1.1 DEFINITIONS. For purposes of this Agreement, the following words and phrases, whether or not capitalized, shall have the meanings specified below, unless the context plainly requires a different meaning.

                    1.1(a)    "ACCRUED COMPENSATION" has the meaning
                    set forth in Section 4.5 of this Agreement.

                    1.1(b)    "ACCRUED OBLIGATIONS" has the meaning set
                    forth in Section 4.1(a) of this Agreement.

                    1.1(c)    "ANNUAL BASE SALARY" has the meaning set
                    forth in Section 2.4(a) of this Agreement.

                    1.1(d)    "BOARD" means the Board of Directors of
                    the Company.

                    1.1(e)    "CAUSE" has the meaning set forth in
                    Section 3.3 of this Agreement.


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                    1.1(f)    "CHANGE IN CONTROL" means:

                              (i)   The acquisition by any individual,
                              entity or group, or a Person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of ownership of 30% or more of either (a) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); or

                              (ii)  Individuals who, as the date
                              hereof, constitute the Board (the
                              "Incumbent Board") cease for any reason
                              to constitute at least a majority of the
                              Board; provided, however, that any
                                     -----------------
                              individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, as a member of the Incumbent Board, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule l4a-11 of Regulation l4A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                              (iii) Approval by the stockholders of
                              the Company of a reorganization, merger
                              or consolidation, in each case, unless,
                              following such reorganization, merger or consolidation, (a) more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (b) no Person beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation, entitled to vote generally in the election of directors and (c) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

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                              (iv)  Approval by the stockholders of the
                              Company of (a) a complete liquidation or dissolution of the Company or (b) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (1) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,
                              (2) no Person beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

                    1.1(g)    "COMPANY" has the meaning set forth in
                    the first paragraph of this Agreement and, with regard to successors, in Section 6.2 of this Agreement.

                    1.1(h)    "CODE" shall mean the Internal Revenue
                    Code of 1986, as amended.

                    1.1(i)    "CURRENT TARGET BONUS" has the meaning
                    set forth in Section 4.1(a) of this Agreement.

                    1.1(j)    "DATE OF TERMINATION" has the meaning set
                    forth in Section 3.6 of this Agreement.

                    1.1(k)    "DISABILITY" has the meaning set forth in
                    Section 3.2 of this Agreement.

                    1.1(l)    "DISABILITY EFFECTIVE DATE" has the
                    meaning set forth in Section 3.2 of this Agreement.

                    1.1(m)    "DISPOSITION OF A MAJOR PART" means:

                              (i)   when used with reference to the
                              stock of an Operating Line of Business
                              that is or becomes a separate
                              corporation, limited liability
                              corporation, partnership or other
                              business entity, the sale, exchange,
                              transfer, distribution or other
                              disposition of the ownership, either
                              beneficially or of record or both, by the Company of more than 50% of either (a) the then outstanding shares of common stock (or the equivalent equity interests) of such Operating Line of Business, or (b) the combined voting power of the then outstanding voting

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                              securities of such Operating Line of
                              Business entitled to vote generally in
                              the election of the Board or the
                              equivalent governing body of the
                              Operating Line of Business;

                              (ii)  when used with reference to the
                              merger or consolidation of an Operating
                              Line of Business that is or becomes a
                              separate corporation, limited liability
                              corporation, partnership or other
                              business entity, any such transaction
                              that results in the Company owning,
                              either beneficially or of record or both, less that 50% of either (a) the then outstanding shares of common stock (or the equivalent equity interests) of such Operating Line of Business, or (b) the combined voting power of the then outstanding voting securities of such Operating Line of Business entitled to vote generally in the election of the Board or the equivalent governing body of the Operating Line of Business; or

                              (iii) when used with reference to the
                              assets of an Operating Line of Business, the sale, exchange, transfer, liquidation, distribution or other disposition of assets of such Operating Line of Business (a) having a fair market value (as determined by the Incumbent Board) aggregating more than 50% of the aggregate fair market value of all of the assets of such Operating Line of Business as of the Triggering Transaction Date,
                              (b) accounting for more than 50% of the
                              aggregate book value (net of depreciation and amortization) of all of the assets of such Operating Line of Business, as would be shown on a balance sheet for such Operating Line of Business, prepared in accordance with generally accepted accounting principles then in effect, as of the Triggering Transaction Date; or
                              (c) accounting for more than 50% of the
                              net income of such Operating Line of
                              Business, as would be shown on an income statement, prepared in accordance with generally accepted accounting principles then in effect, for the 12 months ending on the last day of the month immediately preceding the month in which the Triggering Transaction Date occurs.

                    1.1(n)    "EFFECTIVE DATE" means the date of this
                    Agreement.

                    1.1(o)    "EMPLOYMENT PERIOD" means the period
                    beginning on the Effective Date and ending on the later of (i) December 31, 1999, or (ii) December 31 of any succeeding fiscal year during which notice is given by either party (as described in Section 1.1(dd) of this Agreement) of such party's intent not to renew this Agreement.

                    1.1(p)    "EXCHANGE ACT" means the Securities
                    Exchange Act of 1934, as amended.

                    1.1(q)    "EXCISE TAX" has the meaning set forth in
                    Section 4.2(e) of this Agreement.

                    1.1(r)    "GOOD REASON" has the meaning set forth
                    in Section 3.4 of this Agreement.

                    1.1(s)    "GROSS-UP PAYMENT" has the meaning set
                    forth in Section 4.2(i) of this Agreement.

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                    1.1(t)    "INCENTIVE BONUS" has the meaning set
                    forth in Section 2.4(b) of this Agreement.

                    1.1(u)    "INCUMBENT BOARD" has the meaning set
                    forth in Section 1.1(f)(ii) of this Agreement.

                    1.1(v)    "NOTICE OF TERMINATION" has the meaning
                    set forth in Section 3.5 of this Agreement.

                    1.1(w)    "OPERATING LINES OF BUSINESS" means the
                    following lines of business of the Company, whether operated as a division or as a separate subsidiary:
                    (i) textile rental and laundry services, which provides textiles and laundry services, principally to health care institutions, and, to a more limited extent, to hotels, casinos, motels and restaurants in or near major metropolitan areas of the United States; (ii) uniform and business apparel manufacturing and marketing, which manufactures and sells uniforms and business apparel to a wide variety of institutions and businesses in the United States, Canada and the United Kingdom; and
                    (iii) retail specialty stores, which operates a nationwide chain of specialty retail stores primarily for a clientele of nurses and other health care professionals.

                    1.1(x)    "OTHER BENEFITS" has the meaning set
                    forth in Section 4.1(d) of this Agreement.

                    1.1(y)    "OUTSTANDING COMPANY COMMON STOCK" has
                    the meaning set forth in Section 1.1(f)(i) of this Agreement.

                    1.1(z)    "OUTSTANDING COMPANY VOTING SECURITIES"
                    has the meaning set forth in Section 1.1(f)(i) of this Agreement.

                    1.1(aa)   "PAYMENT" has the meaning set forth in
                    Section 4.2(i) of this Agreement.

                    1.1(bb)   "PERSON" means any "person" within the
                    meaning of Sections 13(d) and 14(d) of the Exchange
                    Act.

                    1.1(cc)   "SUPPLEMENTAL PLAN" has the meaning set
                    forth in Section 4.2(e) of this Agreement.

                    1.1(dd)   "TERM" means the period that begins on
                    the Effective Date and ends on the earlier of: (i) the Date of Termination as defined in Section 3.6 of this Agreement, or (ii) the close of business on the later of December 31, 1999 or December 31 of any renewal term as set forth in Section 2.1 of this Agreement.

                    1.1(ee)   "TRIGGERING TRANSACTION" means (i) a
                    Change in Control of the Company or (ii) a Disposition of a Major Part of two or more of the Company's Operating Lines of Business.

                    1.1(ff)   "TRIGGERING TRANSACTION DATE" shall mean
                    the date of the Triggering Transaction.

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               1.2  GENDER AND NUMBER.  When appropriate, pronouns in
this Agreement used in the masculine gender include the feminine gender, words in the singular include the plural, and words in the plural include the singular.

               1.3 HEADINGS. All headings in this Agreement are included solely for ease of reference and do not bear on the interpretation of the text. Accordingly, as used in this Agreement, the terms "Article" and "Section" mean the text that accompanies the specified Article or Section of the Agreement.

               1.4 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri, without reference to its conflict of law principles.

SECTION 2:     TERMS AND CONDITIONS OF EMPLOYMENT.

               2.1 PERIOD OF EMPLOYMENT. The Executive shall remain in the employ of the Company throughout the Term of this Agreement in accordance with the terms and provisions of this Agreement. This
Agreement will automatically renew for annual one-year periods unless either party gives the other written notice, by September
30, 1999, or September 30 of any succeeding year, of such party's intent not to renew this Agreement.

               2.2  POSITIONS AND DUTIES.

               2.2(a)    Throughout the Term of this Agreement, the
               Executive shall serve as Chairman of the Board and President of the Company subject to the reasonable directions of the Board. The Executive shall have such authority and shall perform such duties as are specified by the Bylaws of the Company for the office to which he has been appointed hereunder and shall so serve, subject to the control exercised by the Board from time to time. Additionally, each year throughout the Term of the Executive's service as Chairman of the Board and President, the Executive shall be nominated to serve as member of the Board.

               2.2(b)    Throughout the Term of this Agreement (but
               excluding any periods of vacation and sick leave to which the Executive is entitled), the Executive shall devote reasonable attention and time during normal business hours to the business and affairs of the Company and shall use his reasonable best efforts to perform faithfully and efficiently such responsibilities as are assigned to him under or in accordance with this Agreement; provided that, it shall not be a violation of this paragraph for the Executive to (i) serve on corporate, civic or charitable boards or committees,
               (ii) deliver lectures or fulfill speaking engagements, or
               (iii) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement or violate the Company's conflict of interest policy as in effect immediately prior to the Effective Date.

               2.3 SITUS OF EMPLOYMENT. Throughout the Term of this Agreement, the Executive's services shall be performed at the location where the Executive was employed immediately prior to the Effective Date, or any office of the Company which is located in the greater St. Louis area.



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               2.4  COMPENSATION.

               2.4(a)    ANNUAL BASE SALARY.  For the first calendar
               year within the Term of this Agreement, the Executive shall receive an annual base salary ("Annual Base Salary") of two hundred and sixty thousand dollars ($260,000.00), which shall be paid in equal or substantially equal semi-monthly installments. During the Term of this Agreement, the Annual Base Salary payable to the Executive shall be reviewed at least annually and shall be increased at the discretion of the Board or the Compensation Committee of the Board but shall not be reduced.

               2.4(b)    INCENTIVE BONUSES.  In addition to Annual Base
               Salary, the Executive shall be awarded the opportunity to earn an incentive bonus on an annual basis ("Incentive Bonus") under any incentive compensation plan which are generally available to other peer executives of the Company. During the Term of this Agreement, the annual target Incentive Bonus which the Executive will have the opportunity to earn shall be reviewed at least annually and be increased at the discretion of the Board or the Compensation Committee of the Board, but in no case shall such target annual Incentive Bonus which the Executive will have the opportunity to earn be reduced below One Hundred and Eighty-Five Thousand Dollars ($185,000) and, further, in no event shall the Executive receive less than 50% of such annual target Incentive Bonus.

               2.4(c)    INCENTIVE, SAVINGS AND RETIREMENT PLANS.
               Throughout the Term of this Agreement, the Executive shall be entitled to participate in all incentive, savings and retirement plans generally available to other peer executives of the Company.

               2.4(d)    WELFARE BENEFIT PLANS.  Throughout the Term of
               this Agreement (and thereafter, subject to Sections 4.1(c) and 4.2(g) hereof), the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent generally available to other peer executives of the Company.

               2.4(e)    EXPENSES.  Throughout the Term of this
               Agreement, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the policies, practices and procedures generally applicable to other peer executives of the Company.

               2.4(f)    FRINGE BENEFITS.  Throughout the Term of this
               Agreement, the Executive shall be entitled to such fringe benefits as generally are provided to other peer executives of the Company.

               2.4(g)    OFFICE AND SUPPORT STAFF.  Throughout the Term
               of this Agreement, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to personal secretarial and other assistance, at least equal to those generally provided to other peer executives of the Company.

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               2.4(h)    VACATION.  Throughout the Term of this
               Agreement, the Executive shall be entitled to paid vacation in accordance with the plans, policies, programs and practices generally provided with respect to other peer executives of the Company.

SECTION 3:     TERMINATION OF EMPLOYMENT.

               3.1 DEATH. The Executive's employment shall terminate automatically upon the Executive's death during the Employment
Period.

               3.2 DISABILITY. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), the Company may give to the Executive written notice in accordance with Section 7.2 of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the thirtieth (30th) day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the thirty (30) days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean that the Executive has been unable to perform the services required of the Executive hereunder on a full-time basis for a period of one hundred eighty (180) consecutive business days by reason of a physical and/or mental condition. "Disability" shall be deemed to exist when certified by a physician selected by the Company and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably). The Executive will submit to such medical or psychiatric examinations and tests as such physician deems necessary to make any such Disability determination.

               3.3 TERMINATION FOR CAUSE. The Company may terminate the Executive's employment during the Employment Period for "Cause," which shall mean termination based upon: (i) the Executive's willful and continued failure to substantially perform his duties with the Company (other than as a result of incapacity due to physical or mental condition), after a written demand for substantial performance is delivered to the Executive by the Company, which specifically identifies the manner in which the Executive has not substantially performed his duties, (ii) the Executive's commission of an act constituting a criminal offense involving moral turpitude, dishonesty, or breach of trust, or (iii) the Executive's material breach of any provision of this Agreement. For purposes of this Section, no act, or failure to act on the Executive's part shall be considered "willful" unless done, or omitted to be done, without good faith and without reasonable belief that the act or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until (i) he receives a Notice of Termination from the Company, (ii) he is given the opportunity, with counsel to be heard before the Board, and
(iii) the Board finds, in its good faith opinion, the Executive was guilty of the conduct set forth in the Notice of Termination.

               3.4 GOOD REASON. The Executive may terminate his employment with the Company for "Good Reason," which shall mean:

               3.4(a)    the assignment to the Executive of any duties
               inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 2.2(a) or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose any action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

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

               3.4(b)    (i) the failure by the Company to continue in
               effect any benefit or compensation plan, stock ownership plan, life insurance plan, health and accident plan or disability plan to which the Executive is entitled as specified in Section 2.4, (ii) the taking of any action by the Company which would adversely affect the Executive's participation in, or materially reduce the Executive's benefits under, any plans described in
               Section 2.4, or deprive the Executive of any material fringe benefit enjoyed by the Executive as described in
               Section 2.4(f), or (iii) the failure by the Company to provide the Executive with paid vacation to which the Executive is entitled as described in Section 2.4(h).

               3.4(c)    the Company's requiring the Executive to be
               based at any office or location other than that described in Section 2.3;

               3.4(d)    a material breach by the Company of any
               provision of this Agreement;

               3.4(e)    any purported termination by the Company of the
               Executive's employment otherwise than as expressly permitted by this Agreement; or

               3.4(f)    within a period ending at the close of business
               on the date two (2) years after the Triggering
               Transaction Date of any Change in Control, if the Company has failed to comply with and satisfy Section 6.2 on or after such Triggering Transaction Date.

               For purposes of this Section, any good faith determination of "Good Reason" made by the Executive shall be conclusive.

               3.5 NOTICE OF TERMINATION. Any termination by the Company for Cause or Disability, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party, given in accordance with Section 7.2. For purposes of this Agreement, a "Notice of Termination" means a written notice which
(i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (iii) if the Date of Termination (as defined in Section 3.6 hereof) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than fifteen (15) days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

               3.6  DATE OF TERMINATION.  "Date of Termination" means
(i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the Date of Termination shall be the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be, or (iii) if the Executive's employment is terminated by the Company other than for Cause, death, or Disability, the Date of Termination shall be the date of receipt of the Notice of Termination; provided that if within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written

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
agreement of the parties, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).


SECTION 4:     CERTAIN BENEFITS UPON TERMINATION.

               4.1 TERMINATION WITHOUT CAUSE OR FOR GOOD REASON NOT IN CONNECTION WITH A TRIGGERING TRANSACTION. If, prior to a Triggering Transaction during the Employment Period (except in the event that one of the following terminations of employment occurs within the six-month period prior to the earlier of (a) a Triggering Transaction or (b) the execution of a definitive agreement or contract that eventually results in a Triggering Transaction, which shall result in the payment of severance benefits set forth in Section 4.2 of this Agreement): (i) the Company shall terminate the Executive's employment without Cause, or (ii) the Executive shall terminate employment with the Company for Good Reason, the Executive shall be entitled to the payment of the benefits provided below as of the Date of Termination:

               4.1(a)    Accrued Obligations.  Within thirty (30) days
                         -------------------
               after the Date of Termination, the Company shall pay to the Executive the sum of (1) the Executive's Annual Base Salary through the Date of Termination to the extent not previously paid, (2) the accrued benefit payable to the Executive under any deferred compensation plan, program or arrangement in which the Executive is a participant subject to the computation of benefits provisions of such plan, program or arrangement, and (3) any accrued vacation pay; in each case to the extent not previously paid (the "Accrued Obligations").

                    In addition, on the date that Incentive Bonuses are
               paid to other peer executives for the year in which the Executive's employment is terminated, the Executive will be paid an amount equal to the product of the Current Target Bonus multiplied by a fraction, the numerator of which is the number of days during the fiscal year for which the Incentive Bonus is paid prior to the Date of Termination and denominator of which is 365. For purposes of this Agreement, the term "Current Target Bonus" means the Incentive Bonus that would have been paid to the Executive for the fiscal year in which the termination of employment occurred, if the Executive's employment had not been so terminated and the Executive had earned 100% of the Incentive Bonus that he could have earned for such year.

               4.1(b)    Annual Base Salary and Target Bonus
                         -----------------------------------
               Continuation.  For the remainder of the Employment
               ------------
               Period, the Company shall pay to the Executive, the Executive's then-current Annual Base Salary and Current Target Bonus as would have been paid to the Executive had the Executive remained in the Company's employ throughout the Employment Period; provided that in all cases the Executive shall receive, at minimum, the then-current Annual Base Salary and Current Target Bonus for the remainder of the Employment Period, or for a period beginning on the Date of Termination and ending two years thereafter, whichever is longer. The Company at any time may elect to pay the balance of such payments then remaining in a lump sum, in which case the total of such payments shall be discounted to present value on the basis of the applicable Federal short-term monthly rate as determined according to Code Section 1274(d) for the month in which the Executive's Date of Termination occurred.

               4.1(c)    Medical and Health Benefit Continuation.  For
                         ---------------------------------------
               a period of ten years beginning on the Date of Termination, or such longer period as any plan, program, practice or policy may provide, the Company shall continue medical and health benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in
               Section 2.4(d) if the Executive's employment had not been terminated, in accordance with the plans, practices, programs or policies of the Company as those provided generally to other peer executives and their families; provided, however, that if the Executive becomes
               -----------------
               reemployed with another employer and is eligible to receive medical or health benefits under another employer-provided plan, the medical and health benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. In the event Executive is able to obtain medical and health care coverage from a third party for the duration of such coverage period that is at least as good in all material respects as that described in the immediately preceding sentence, Executive agrees to accept, in lieu of such Company provided medical and health benefits, a lump sum cash payment in an amount equal in value to the entire cost to Executive on an after-tax basis of such alternate medical and health care coverage.

               4.1(d)    Other Benefits.  To the extent not previously
                         --------------
               paid or provided, the Company shall timely pay or provide to the Executive and/or the Executive's family any other amounts or benefits required to be paid or provided for which the Executive and/or the Executive's family is eligible to receive pursuant to this Agreement and under any plan, program, policy or practice or contract or agreement of the Company as those provided generally to other peer executives and their families ("Other Benefits").

               4.2 BENEFITS UPON TERMINATION IN CONNECTION WITH A TRIGGERING TRANSACTION. If (a) a Triggering Transaction occurs during the Employment Period and within three years after the Triggering Transaction Date (i) the Company shall terminate the Executive's employment without Cause, or (ii) the Executive shall terminate employment with the Company for Good Reason, or,
                                                       --
alternatively, (b) if one of the above-described terminations of employment occurs within the six-month period prior to the earlier of (i) a Triggering Transaction or (ii) the execution of a definitive agreement or contract that eventually results in a Triggering Transaction, then the Executive shall become entitled to the payment of the benefits as provided below as of either (y) the Date of Termination, in the case where the sequence of the requisite events is as set forth in subsection (a) above or (z) the Triggering Transaction Date, in the case where the sequence of the requisite events occurred as set forth in subsection (b) above (the relevant date for purposes of entitlement to the benefits set forth in this Section 4.2 is hereinafter referred to as the "Entitlement Date"):

               4.2(a)    Accrued Obligations.  Within thirty (30) days
                         -------------------
               after the Entitlement Date, the Company shall pay to the Executive the Accrued Obligations.

                    In addition, on the date that Incentive Bonuses are
               paid to other peer executives for the year in which the Executive's employment is terminated, the Executive will be paid an amount equal to the product of the Current Target Bonus multiplied by a fraction, the numerator of which is the number of days during the fiscal year for which the Incentive Bonus is paid prior to the Date of Termination and the denominator of which is 365.

               4.2(b)    Severance Amount.  Within thirty (30) days
                         ----------------
               after the Entitlement Date, the Company shall pay to the Executive as severance pay in a lump sum, in cash, an amount equal to 2.99 times an amount equal to his then-current Annual Base Salary and Current Target Bonus. In the event such severance amount is payable pursuant to this Section on account of a Triggering Transaction, and the Executive is entitled to a benefit under Article IV of the Angelica Corporation Management Retention and Incentive Plan (the "Management Retention Plan") on account of a Change in Control (as defined in the Management Retention Plan), the Executive shall be entitled to the larger of the amounts computed pursuant to this Section and the amounts computed pursuant to the Management Retention Plan without regard to this Section. Such benefit shall be in lieu of any other benefit payable pursuant to the Management Retention Plan.

               4.2(c)    Stock Options.  To the extent not otherwise
                         -------------
               provided for under the terms of the Company's stock option plans or the Executive's stock option agreements, all stock options held by the Executive that have not expired in accordance with their respective terms shall vest and become fully exercisable as of the Entitlement Date.

               4.2(d)    Stock Bonus and Incentive Plan Shares.  To the
                         -------------------------------------
               extent not otherwise provided for under the terms of the
               Company's Stock Bonus and Incentive Plan, all "Matching Shares" (as defined in such plan) held by or for the benefit of the Executive that are unvested and restricted at the Date of Termination shall vest and become unrestricted as of the Entitlement Date and all "Elected Shares" (as defined in such plan) held by or for the benefit of the Executive that are restricted at the Date of Termination shall become unrestricted as of the Entitlement Date.

               4.2(e)    Enhanced Supplemental Retirement Plan Benefits.
                         ----------------------------------------------
               The benefit payable to the Executive under the Angelica Corporation Supplemental Plan (as originally effective April 1, 1980 and as amended from time to time, including a restatement as of January 23, 1990) (the "Supplemental Plan") shall be determined taking into account the following modifications:

               (i) The amount payable to the Executive pursuant to Section 4 of the Supplemental Plan shall be determined on the basis of the service with the Company the Executive would have completed if he had continued to be employed by the Company until he attained age 65; provided such additional imputed service shall not exceed ten years.

               (ii) The Executive may begin to receive payments at any time after he has reached age 55 without any discount because the payments commence before the Executive is age 65, regardless of the provisions of Section 6 of the Supplemental Plan.

               (iii) In addition to the benefit payable to the Executive as determined above, if the Executive has not attained age 65 as of his Entitlement Date, he shall be entitled to receive a monthly benefit equal to the amount of old-age insurance benefit to which he would be entitled at age 65 under the Social Security Act, based upon the assumption that he will continue to receive until reaching age 65 compensation that would be treated as wages for purposes of the Social Security Act at the same rate as he received such compensation at the time of retirement or severance, which benefit shall commence on the Executive's Entitlement Date and shall end when the Executive attains the age of 65 years.

               The Executive shall be entitled to receive his entire benefit, including the enhanced benefits provided by this Agreement, in a single lump sum cash payment within thirty (30) days after the Entitlement Date, in which case the total of such payments shall be discounted to present value on the basis of the average of the interest rates, as reported in the Wall Street Journal as of the close of trading for the 20 days that immediately preceded the Entitlement Date on which the New York Stock Exchange was open for trading, of the shortest term U.S. Treasury bond that matures at least 20 years after the Entitlement Date. In the event enhanced Supplemental Plan benefits are payable pursuant to this Section on account of a Triggering Transaction, and the Executive is entitled to a benefit under Section 10 of the Supplemental Plan on account of a Change in Control (as defined in the Supplemental Plan), the Executive shall be entitled to the larger of the amounts computed pursuant to this Section and the amounts computed pursuant to the Supplemental Plan without regard to this Section. Such benefit shall be in lieu of any other benefit payable pursuant to the Supplemental Plan.

               4.2(f)    Enhanced Deferred Compensation Plan Benefits. For
                         --------------------------------------------
               purposes of determining the amount payable to Executive pursuant to the Angelica Corporation Deferred
               Compensation Option Plan for Selected Management
               Employees (the "Deferred Compensation Plan"), the attained age of the Executive and years of service with the Company shall be determined as if the Executive were ten years older than his actual age (but not older than age 65) and had continued to be employed by the Company until age 65 (but not more than 10 years of imputed service). The Executive shall be entitled to receive such enhanced benefit in a single lump sum cash payment within thirty (30) days after the Entitlement Date in an amount equal to the present value of such enhanced Normal Retirement Benefits (as defined in the Deferred Compensation Plan) of the Executive. Such present value shall be determined on the basis of the average of the interest rates, as reported in the Wall Street Journal as of the close of trading for the 20 days that immediately preceded the Entitlement Date on which the New York Stock Exchange was open for trading, of the shortest term U.S. Treasury bond that matures at least 20 years after the Entitlement Date. In the event enhanced Deferred Compensation Plan benefits are payable pursuant to this Section on account of a Triggering Transaction, and the Executive is entitled to a benefit under Article VII of the Deferred Compensation Plan on account of a Change in Control (as defined in the Deferred Compensation Plan), the Executive shall be entitled to the larger of the amounts computed pursuant to this Section and the amounts computed pursuant to the Deferred Compensation Plan without regard to this Section. Such benefit shall be in lieu of any other benefit payable pursuant to the Deferred Compensation Plan.

               4.2(g)    Medical and Health Benefit Continuation.  For
                         ---------------------------------------
               a period of ten years after the Entitlement Date and without cost to the Executive and/or his family, the Company shall continue medical and health benefits to the Executive and/or the Executive's family at least equal to those which were being provided to them prior to the Date of Termination; provided, however, that if the Executive
                               -----------------
               becomes reemployed with another employer and is eligible to receive medical or health benefits under another employer-provided plan, the medical and health benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility.

               4.2(h)    Other Benefits.  To the extent not previously
                         --------------
               paid or provided, the Company shall timely pay or provide to the Executive and/or the Executive's family any Other Benefits required to be paid or provided for which the Executive and/or the Executive's family is eligible to receive pursuant to this Agreement and under any plan, program, policy or practice or contract or agreement of the Company as those provided generally to other peer executives and their families.

               4.2(i)    Excess Parachute Payment.  Anything in this
                         ------------------------
               Agreement to the contrary notwithstanding, in the event that it shall be determined that any payment or distribution by the Company to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise but determined without regard to any additional payments required under this Section 4.2(i)) (a "Payment") would be subject to the excise tax imposed by Code Section 4999 (or any successor provision) or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest or penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment on an after-tax basis equal to the Excise Tax imposed upon the Payment.

               The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim by the Internal Revenue Service and the notification shall apprise the Company of the nature of the claim and the date on which such claim is required to be paid. The Executive shall not pay such claim prior to the expiration of a 30-day period following the date on which the Executive has given such notification to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is required). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall cooperate with the Company in so contesting; provided,
                                                            ---------
               however, that the Company shall bear and pay all costs
               -------
               and expenses (including additional interest and penalties) incurred in connection with such contest, on an after-tax basis to the Executive.

               4.3 DEATH. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period
(either prior or subsequent to a Triggering Transaction), this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for (i) payment of Accrued Obligations (as defined in Section
4.1(a)) (which shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within thirty
(30) days of the Date of Termination) and (ii) the timely payment or provision of Other Benefits (as defined in Section 4.1(d)), including death benefits pursuant to the terms of any plan, policy, or arrangement of the Company.

               4.4 DISABILITY. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period (either prior or subsequent to a Triggering Transaction), this Agreement shall terminate without further obligations to the Executive, other than for (i) payment of

Accrued Obligations (as defined in Section 4.1(a)) (which shall be paid to the Executive in a lump sum in cash within thirty (30) days of the Date of Termination) and (ii) the timely payment or provision of Other Benefits (as defined in Section 4.1(d)) including Disability benefits pursuant to the terms of any plan, policy or arrangement of the Company.

               4.5 TERMINATION FOR CAUSE; OTHER THAN GOOD REASON. If the Executive's employment shall be terminated for Cause during the Employment Period (either prior or subsequent to a Triggering Transaction), this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive his Accrued Compensation (as defined in this Section). If the Executive terminates employment with the Company during the Employment Period, (excluding a termination for Good Reason), this Agreement shall terminate without further obligations to the Executive, other than for the payment of Accrued
Compensation (as defined in this Section) and the timely payment or provision of Other Benefits (as defined in Section 4.1(d)). In such case, all Accrued Compensation shall be paid to the Executive in a lump sum in cash within thirty (30) days of the Date of Termination.

               For the purpose of this Section, the term "Accrued Compensation" means the sum of (i) the Executive's Annual Base Salary through the Date of Termination to the extent not previously paid, (ii) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon), and (iii) any accrued vacation pay in each case to the extent not previously paid.

               4.6 NON-EXCLUSIVITY OF RIGHTS; SUPERSESSION OF CERTAIN BENEFITS. Except as provided in Sections 4.1(c) and 4.2(g) and in this Section 4.6, nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company. Amounts which are vested benefits of which the Executive is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement with, the Company at or subsequent to the Date of Termination, shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

               4.7 FULL SETTLEMENT. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others.
In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as provided in Sections 4.1(c) and 4.2(g), such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay promptly as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive regarding the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Code
Section 7872(f)(2)(A).

               4.8 RESOLUTION OF DISPUTES. If there shall be any dispute between the Company and the Executive (i) in the event of any termination of the Executive's employment by the Company, whether such termination was for Cause, or (ii) in the event of any termination of employment by the Executive, whether Good Reason existed, then, unless and until there is a final, nonappealable judgment by a court of competent jurisdiction declaring that such termination was for Cause or that the determination by the Executive of the existence of Good Reason was not made in good faith, the Company shall pay all amounts, and provide all benefits, to the Executive and/or the Executive's family or other beneficiaries, as the case may be, that the Company would be required to pay or provide pursuant to Section 4.1 or 4.2 as though such termination were by the Company without Cause or by the Executive with Good Reason; provided,
                                                            ---------
however, that the Company shall not be required to pay any disputed
-------
amounts pursuant to this Section except upon receipt of an undertaking by or on behalf of the Executive to repay all such amounts to which the Executive is ultimately adjudged by such court not to be entitled.

SECTION 5:     NON-COMPETITION.

               5.1  NON-COMPETE AGREEMENT.

               5.1(a)    It is agreed that during the period beginning
               on the date the Term of this Agreement expires and ending one (1) year thereafter, the Executive shall not, without prior written approval of the Board, become an officer, employee, agent, partner, or director of any business enterprise in substantial direct competition (as defined in Section 5.1(b)) with the Company; provided that, if the Executive is terminated by the Company without Cause or if the Executive terminates his employment for Good Reason, then he will not be subject to the restrictions of this Section.

               5.1(b)    For purposes of Section 5.1, a business
               enterprise with which the Executive becomes associated as an officer, employee, agent, partner, or director shall be considered in substantial direct competition, if such entity competes with the Company in any business in which the Company is engaged and is within in the Company's market area as of the date that the Employment Period expires.

               5.1(c)    The above constraint shall not prevent the
               Executive from making passive investments, not to exceed five percent (5%), in any enterprise.

               5.2 CONFIDENTIAL INFORMATION. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement).
After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company, or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

SECTION 6:     SUCCESSORS.

               6.1 SUCCESSORS OF EXECUTIVE. This Agreement is personal to the Executive and, without the prior written consent of the Company, the rights (but not the obligations) shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

               6.2  SUCCESSORS OF COMPANY.   The Company will require
any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to terminate the Agreement at his option on or after the Triggering Transaction Date for Good Reason. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.

SECTION 7:     MISCELLANEOUS.

               7.1 OTHER AGREEMENTS. The Board may, from time to time in the future, provide other incentive programs and bonus arrangements to the Executive with respect to the occurrence of a Triggering Event that will be in addition to the benefits required to be paid in the designated circumstances in connection with the occurrence of a Triggering Transaction. Such additional incentive programs and/or bonus arrangements will affect or abrogate the benefits to be paid under this Agreement only in the manner and to the extent explicitly agreed to by the Executive in any such subsequent program or arrangement.

               7.2 NOTICE. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses as set forth below; provided that all notices to the Company shall be directed to the attention of the Chairman of the Board, or to such other address as one party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

                    Notice to Executive:
                    -------------------

                    Lawrence J. Young
                    15181 Asleview Drive
                    Chesterfield, MO 63017

                    Notice to Company:
                    -----------------

                    Angelica Corporation
                    424 South Woods Mill Road
                    Chesterfield, Missouri  63017-3406

               7.3 VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

               7.4 WITHHOLDING. The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

               7.5 WAIVER. The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 3.4 shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.


               IN WITNESS WHEREOF, the Executive and, the Company, pursuant to the authorization from its Board, have caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.




                              /s/ Lawrence J. Young
                              -------------------------------------------
                              Lawrence J. Young



                              ANGELICA CORPORATION



                              By /s/ Earle H. Harbison, Jr.
                                -----------------------------------------
                              Name: Earle H. Harbison, Jr.
                                   --------------------------------------
                              Title: Chairman, Compensation Committee BOD
                                    -------------------------------------